EXHIBIT 99.1

USA Equities Corp. (USAQ) Announces its First Shipment of Allergy Diagnostic & Treatment Products.

West Palm Beach, FL – November 23, 2020 – USA Equities Corp. (OTCQB: USAQ), and its wholly-owned subsidiary Medical Practice Income, a company focused on value-based healthcare solutions and physician-directed digital medicine, is proud to announce today that during the month of November the Company shipped its first revenue-producing allergy diagnostic and immunotherapy treatment products to its physician customers.

As previously disclosed, the Company entered into an exclusive distribution agreement with MedScience Research Group, Inc., a Florida Corporation (“MedScience”), whereby MedScience granted the Company an exclusive right to distribute its allergy diagnostic and allergen immunotherapy system named AllergiEnd® and related components (the “Products”) for sale to physicians.

“This is a significant milestone for USA Equities Corp indicating strong demand for our products and also is an indicator of our future success, given this sales milestone is ahead of recent analyst expectations for the Company’s growth position,” states Troy Grogan, President and CEO of USA Equities Corp.

About USA Equities Corp (OTCQB: USAQ)

On December 20, 2019, USA Equities Corp entered and consummated a share exchange with the former stockholders of Medical Practice Income, Inc. (MPI), a Florida corporation located in West Palm Beach, Florida. As a result of the Share Exchange, MPI became our wholly owned subsidiary. We are focused on value-based healthcare solutions, clinical informatics, and algorithmically personalized medicine, including digital therapeutics, behavior based remote patient monitoring, chronic care, and preventive medicine. The Company’s intellectual properties, products, and information service portfolio focus on prevention, early detection, management, and reversal of cardio-metabolic and other chronic diseases. Our objectives are developing proprietary software tools, devices, and approaches, providing more granular, timely, and specific clinical decision-making information for practicing physicians and other health care providers to address today’s obese, diabetic and cardiovascular disease population. For more information, visit www.MedicalPracticeIncome.com/discover.

Forward-Looking Statements

This press release contains forward-looking statements identified by words such as ‘may’, ‘could’, ‘believes’, ‘estimates’, ‘targets’, ‘expects’, or ‘intends’ and other similar words that involve risks and uncertainties. These statements have not been based solely on historical facts but on USA Equities Corp’s current expectations about future events and results. You should consider that as such statements relate to future matters, they are subject to various inherent risks, uncertainties, and assumptions that could cause actual results or events to differ materially from expectations described in the forward-looking statement. Various important factors could cause actual results or events to differ materially from the forward-looking statements that USA Equities Corp makes, including, but not limited to, the risk that software development and studies may be delayed and may not have satisfactory outcomes, the risk that costs required to continue our Software as a Service (SaaS) or to expand our operations will be higher than anticipated and other risks described in the “Risk Factors” section of our Annual Report on Form 10-K filed by USA Equities Corp with the SEC on February 21, 2020. Except where required by law, USA Equities Corp. has no intention to update or revise forward-looking statements or to publish prospective financial information in the future, regardless of whether new information, future events, or any other factors affect the information contained in this presentation. None of USA Equities Corp Directors, Consultants, or any other person named with their consent in this presentation can assure you that any forward-looking statement or result expressed or implied by any forward-looking statement will be achieved.

Investor Relations Contact:
Keith Pinder
Landon Capital
(404) 995-6671
kpinder@landoncapital.net